stoneridge.com © 2024 Q1 2024 Results May 2, 2024 Exhibit 99.2

stoneridge.com © 2024 Q1 2024 Results 2 Forward-Looking Statements Statements in this presentation that are not historical facts are forward-looking statements, which involve risks and uncertainties that could cause actual events or results to differ materially from those expressed or implied by the statements. Important factors that may cause actual results to differ materially from those in the forward-looking statements include, among other factors, the ability of our suppliers to supply us parts and components at competitive prices on a timely basis, including the impact of potential tariffs and trade considerations on their operations and output; fluctuations in the cost and availability of key materials (including semiconductors, printed circuit boards, resin, aluminum, steel and copper) and components and our ability to offset cost increases through negotiated price increases with our customers or other cost actions, as necessary; global economic trends, competition and geopolitical risks, including impacts from ongoing or potential conflicts and any related sanctions and other measures, or an escalation of sanctions, tariffs or other trade tensions between the U.S. and other countries; our ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions; the reduced purchases, loss or bankruptcy of a major customer or supplier; the costs and timing of business realignment, facility closures or similar actions; a significant change in automotive, commercial, off-highway or agricultural vehicle production; competitive market conditions and resulting effects on sales and pricing; foreign currency fluctuations and our ability to manage those impacts; customer acceptance of new products; our ability to successfully launch/produce products for awarded business; adverse changes in laws, government regulations or market conditions, affecting our products, our suppliers, or our customers’ products; labor disruptions at Stoneridge’s facilities or at any of Stoneridge significant customers or suppliers; the amount of Stoneridge’s indebtedness and the restrictive covenants contained in the agreements governing its indebtedness, including its revolving Credit Facility; capital availability or costs, including changes in interest rates; the occurrence or non-occurrence of circumstances beyond Stoneridge’s control; and the items described in “Risk Factors” and other uncertainties or risks discussed in Stoneridge’s periodic and current reports filed with the Securities and Exchange Commission. Important factors that could cause the performance of the commercial vehicle and automotive industry to differ materially from those in the forward-looking statements include factors such as (1) continued economic instability or poor economic conditions in the United States and global markets, (2) changes in economic conditions, housing prices, foreign currency exchange rates, commodity prices, including shortages of and increases or volatility in the price of oil, (3) changes in laws and regulations, (4) the state of the credit markets, (5) political stability, (6) international conflicts and (7) the occurrence of force majeure events. These factors should not be construed as exhaustive and should be considered with the other cautionary statements in Stoneridge’s filings with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance; Stoneridge’s actual results of operations, financial condition and liquidity, and the development of the industry in which Stoneridge operates may differ materially from those described in or suggested by the forward-looking statements contained in this presentation. In addition, even if Stoneridge’s results of operations, financial condition and liquidity, and the development of the industry in which Stoneridge operates are consistent with the forward-looking statements contained in this presentation, those results or developments may not be indicative of results or developments in subsequent periods. This presentation contains time-sensitive information that reflects management’s best analysis only as of the date of this presentation. Any forward-looking statements in this presentation speak only as of the date of this presentation, and Stoneridge undertakes no obligation to update such statements. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data Stoneridge does not undertake any obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. Rounding Disclosure: There may be slight immaterial differences between figures represented in our public filings compared to what is shown in this presentation. The differences are the result of rounding due to the representation of values in millions rather than thousands in public filings.

stoneridge.com © 2024 Q1 2024 Results • Maintaining previously guided full-year 2024 ranges • Improved material costs for the remainder of the year offsetting first quarter incremental warranty-related expenses • Improved operating performance for the remainder of the year offsetting first quarter non-operating FX and equity interest related expenses • Q1 unfavorably impacted by non-operating FX and equity interest expenses and incremental warranty-related expenses (Total EBITDA impact of ~$4.3 million or ~$0.13 EPS) • Reduced inventory balance by $7.9 million and improved compliance leverage ratio by 0.27x to 2.86x vs. Q4 2023 Backlog (2024-2028) As of December 31, 2023 $3.5B 4.5X 2023 OEM Sales Overview of Achievements 3 $239M $6.6M ($0.22) 3.0% Growth vs. Q1 2023* +120 bps vs. Q1 2023* $0.03 Growth vs. Q1 2023* Sales EBITDA EPS Q1 2024 Quarterly Results *Q1 2023 results were adjusted for non-recurring items. Refer to US GAAP Reconciliations for reconciliations to US GAAP amounts. **Based on midpoints of 2024 guidance and 2028 targets Drivetrain Agnostic Technologies ~88% Based on 2023 sales 5-Year Long-term Revenue Target $1.35B – $1.55B By 2028 ~10% CAGR Growth** 5-Year Long-term EBITDA Margin Target 12% - 14% By 2028 ~630 bps expansion**

4stoneridge.com © 2024 Q1 2024 Results Sales Gross Profit Operating Income EBITDA Q1 2023* vs. Q1 2024 +3.0% +170 bps +160 bps +120 bps First quarter performance driven by material cost improvement and focus on managing cost structure Financial Summary Q1 2024 Key Drivers • Sales growth of 3.0% vs. Q1 2023 driven by higher sales in the commercial vehicle end markets partially offset by lower North American passenger vehicle sales, due in part to the slowing demand for EVs • Continued margin expansion despite incremental warranty-related items of ~$2.0 million and non-operating FX and equity interest headwinds of ~$2.3 million • Higher gross margin primarily driven by material cost improvements offset by higher warranty-related costs • Stable operating cost structure – recent actions to continue to improve run-rate operating expenses • Incremental warranty costs related to two specific historical issues • Excluding the incremental warranty and non-operating expenses in the quarter of ~$4.3 million in total, Q1 EBITDA would have been approximately $10.9 million, or 4.6% of revenue -1.5% -1.0% $232.2 $239.2 Q1 2023 Q1 2024 0.8% *Q1 2023 results were adjusted for non-recurring items. Refer to US GAAP Reconciliations for reconciliations to US GAAP amounts. $3.6 $6.6 1.5% 2.8% Q1 2023 Q1 2024 $43.0 $48.4 18.5% 20.2% Q1 2023 Q1 2024 $(3.4) $0.3 -1.5 0.1% Q1 2023 Q1 2024

Stoneridge

Q1 2024
Results

Smart 2 Tachograph
Update

Expecting significant revenue growth related to the SMART 2 tachograph as regulatory requirements impact adoption both in OEM and aftermarket applications over the next several years

$60M+
Revenue in 2024
OEM & Aftermarket Opportunities

$100M+
Estimated Peak Annual Revenue
Estimated at ~30% market share



EU Mobility Package Standards Timeline

From August 21, 2023
In all newly registered vehicles (national and international) above 3.5 tons

Before the end of 2024
Mandatory retrofit for all Analogue & 1B digital tachographs for international transport

Before August 19, 2025
Mandatory retrofit for all first generation Smart 1 tachographs for international transport vehicles

From July 1, 2026
In all goods vehicles above 2.5 tons, for international transport only

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stoneridge.com © 2024 Q1 2024 Results 6 Stoneridge Focused on Sustainability Stoneridge issues inaugural Sustainability Report and launches sustainability website Our Products Our Operations Our People Our Governance*Refer to 2023 Sustainability Report and Sustainability website for additional information at www.stoneridge.com/sustainability/ Key Sustainability Achievements* • Achieved 18.6% reduction of Scope 1 & Scope 2 GHG emissions from 2019 baseline • Reduced our absolute water withdrawal by 5.8% from 2021 baseline • Reduced recordable incident rate >50% since 2019 • 100% of our manufacturing facilities are ISO 14001:2015 certified Stoneridge’s commitment to sustainability and social responsibility is a core component of our business strategy. We strive for continual improvements in our operations that deliver a lasting impact on the environment and our society, benefitting our employees, our customers and the communities we serve.

Q1 2024
Results

Key Priorities Update
Q1 2024

We are executing on our key priorities for 2024

Q1 Summary

- **2-3x Market Growth** – Targeting ~4% growth in 2024 vs. (4.4)% decline expected in our weighted-average OEM end markets**
  - ✓ **Revenue growth of 3% over Q1 2023* vs. (0.3)% decline in our weighted average OEM end-markets****
- **Gross Margin Expansion** – Targeting 140 bps gross margin improvement in 2024 vs. 2023
  - ✓ **170 Basis points gross margin improvement over Q1 2023***
- **Leverage on Structural Costs** –Targeting 170 bps EBITDA margin improvement in 2024 vs. 2023
  - ✓ **120 Basis points EBITDA margin improvement over Q1 2023***
- **Efficient Cash Generation** – Focus on targeted actions to reduce inventory levels at least aligned with historical turns
  - ✓ **Inventory declined by $7.9 million vs. Q4 2023**
  - ✓ **Compliance leverage ratio improved by 0.27x in Q1 to 2.86x**
- **Capital Investment** – Targeting ~$40 million of capital expenditures in 2024 focused on supporting organic growth initiatives
  - ✓ **Remain on track to both meet our organic growth targets and our capital expenditure targets for 2024**


Invest capital (organic or inorganic) to drive growth
2-3x Growth in underlying markets
Shareholder Value Creation
Cost control to achieve fixed cost leverage with growth
Gross margin expansion through enterprise-wide operational excellence
Efficient cash generation

*Q1 2023 results were adjusted for non-recurring items. Refer to US GAAP Reconciliations for reconciliations to US GAAP amounts.
**Based on IHS production data April 2024 LVP and Q1 2024 MHCV

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stoneridge.com © 2024 Financial Update

9stoneridge.com © 2024 Q1 2024 Results Q1 2024 Financial Highlights Q1 2024 Reported 2024 Full-Year Guidance $990.0 million - $1.01 billion$239.2 million Sales $217.8 million - $229.8 million 22.0% - 22.75% $48.4 million 20.2% Gross Profit Margin $27.2 million - $32.8 million 2.75% - 3.25% $0.3 million 0.1% Operating Income Margin $0.30 - $0.40($0.22)EPS $64 million - $70 million 6.5% - 6.9% $6.6 million 2.8% EBITDA Margin 2024 Full-Year Guidance • Maintaining previously provided revenue guidance ranges as revenue is expected to continue to outperform our underlying end markets based on Stoneridge specific growth drivers. Full-year growth of ~4% vs. weighted-average OEM end market expected decline of (4.4)%*. • Maintaining previously provided gross profit guidance as improved material cost run-rate offset by increased warranty expense in Q1 • Maintaining operating income guidance based on improved material cost expectations and continued focus on reducing operating expenses • Maintaining previously guided EPS and EBITDA ranges based on the expectation of slight improvement in operating performance offset by non-operating FX and equity interest expenses in Q1 Maintaining full-year 2024 guidance ranges *Based on IHS production data April 2024 LVP and Q1 2024 MHCV

stoneridge.com © 2024 Q1 2024 Results 10 Non-operating FX, equity interest and incremental warranty-related items unfavorably impacted Q1 by ~$4.3 million Q1 EBITDA Performance Drivers Other Operating Performance Drivers • Unfavorable sales volume and mix •Electric vehicle reduced demand •Tachograph / aftermarket timing • Favorable material cost • Favorable net operating expenses (SG&A and D&D) EPS Performance Drivers • Higher tax expense primarily due to geographical mix of pre-tax earnings

Stoneridge

Q1 2024
Results

Control Devices
Performance

Margin expansion driven by reduced material costs and improved manufacturing performance – expected to continue in 2024

Q1 2024 Financial Results

- Lower sales vs. Q1 2023 primarily due to the expected wind-down of end-of-life programs and the slowing demand for electric vehicles
- Q1 2024 operating margin increased by 120 bps vs. Q1 2023 primarily due to favorable product mix and improvements in material and logistic costs

2024 Expectations

- Expecting sales decline in 2024 driven primarily by end-of-life programs unable to be offset by growth in actuation programs due to the continued slow ramp-up of electric vehicle platforms
- Focus remains on material cost reduction and improved manufacturing performance to drive margins despite revenue decline


$'s in USD Millions
Q1 2023 vs Q1 2024
Sales
$86.7
$78.0
Q1 2023
Q1 2024
Operating Income*
$1.4
$2.2
1.6%
2.8%
+120 bps
Q1 2023
Q1 2024

*Q1 2023 operating income was adjusted for non-recurring items. Refer to US GAAP Reconciliations for reconciliations to US GAAP amounts

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Stoneridge

Q1 2024
Results

Electronics
Performance

Continued strong revenue growth and margin expansion in Q1 2024 – Expecting significant revenue growth and strong margin contribution in 2024

Q1 2024 Financial Results

- Q1 sales growth of 11.1% vs. Q1 2023 driven by higher sales in the commercial vehicle end market, due in part to the continued ramp-up of the recently launched Smart 2 tachograph program in Europe
- Q1 operating margin expansion of ~330 bps vs. Q1 2023 primarily due to contribution on revenue growth and material cost improvement
  - Incremental warranty-related charges of ~$1.5 million dollars unfavorably impacted the quarter

2024 Expectations

- Expecting continued significant revenue growth driven by new program launches and ramp-up of recently launched programs including improved volumes in North American OEM MirrorEye programs
- Expecting strong contribution margin on incremental sales and operating leverage on existing structure to drive continued margin expansion


$'s in USD Millions
Q1 2023* vs Q1 2024
Sales
$140.5
$156.1
Q1 2023
Q1 2024
+11.1%
Operating Income
$1.7
1.2%
$7.1
4.5%
Q1 2023
Q1 2024
+330 bps

**Q1 2023 results were adjusted for non-recurring items. Refer to US GAAP Reconciliations for reconciliations to US GAAP amounts*

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13stoneridge.com © 2024 Q1 2024 Results Sales Operating Income Q1 2023 vs Q1 2024 $’s in USD Millions Focus remains on growth in local OEM business and engineering capabilities to support global business. Stoneridge Brazil Performance 1.7% Q1 2024 Financial Results 2024 Expectations • Q1 sales declined by $2.0 million vs. Q1 2023 due to lower sales in local OEM products as a result of one-time revenue opportunities recognized in Q1 2023 of ~$2.1 million dollars that were not expected to recur in 2024 • Q1 sales were relatively stable vs. Q4 2023 • Q1 operating income declined by $1.1 million, or ~770 bps, primarily due to reduced fixed cost leverage on decremental sales, partially offset by lower material costs due to favorable sales mix • Focus remains on growth in local OEM business to support global customers and utilizing engineering resources to support global Electronics business $14.3 $12.2 Q1 2023 Q1 2024 $1.3 $0.2 9.4% 1.7% 0% 5% 10% 0 0.5 1 1.5 Q1 2023 Q1 2024

Stoneridge

Q1 2024
Results

Capital Structure
Update

Earnings expansion and inventory management are expected to strengthen our net cash position and improve compliance leverage ratio in 2024

Capital Structure Update

- Generated $9.1 million of operating cash during Q1 2024, an $18.3 million improvement vs. Q1 2023
  - Q1 historically a cash burn quarter
- Reduced inventory balance by $7.9 million vs. Q4 2023
- Q1 2024 compliance leverage ratio to 2.86x, an improvement of 0.27x quarter to quarter
- Q1 performance highlights focus on improving cash performance and reducing net debt

Compliance Net Debt

$'s in USD Millions


Total Net Debt (Compliance)
Total Adjusted Cash (Compliance)
$165.0
$28.0
$164.5
$33.6
Q4 2023
Q1 2024
End of 2024 Target

	Q4 2023	Q1 2024	End of 2024 Target
*Compliance Leverage Ratio (Net Debt / TTM Adj. EBITDA)**	**3.13x**	**2.86x**	**2.0x - 2.5x**

**Compliance Leverage Ratio calculation includes several adjustments in accordance with the Revolving Credit Facility agreement. Refer to Reconciliations to US GAAP for reconciliations.*

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Stoneridge

Q1 2024
Results

Summary

2024 Outlook

- Control Devices – Focused on margin expansion through reduced material costs and improved manufacturing performance. Driving growth through continued investment in drivetrain agnostic technologies.
- Electronics – Expecting continued growth over market driven by new program launches and the ramp-up of recently launched programs. Expecting strong contribution margin and structural cost leverage on incremental sales to continue to improve operating margin.
- Stoneridge Brazil – Focus remains on supporting global initiatives including growth in local OEM business to support global customers
- Continued focus on improvements in working capital, primarily through inventory reductions, expected to drive cash performance

Maintaining Full-year 2024 Guidance

- **Sales guidance of $990 million - $1.01 billion (midpoint of $1.0 billion)**
  - Midpoint revenue suggests 4% growth over 2023 vs. weighted-average OEM end markets which are expected to decline by (4.4)%
- Gross margin guidance of 22.0% - 22.75% (midpoint of ~22.4%)
- Operating margin guidance range of 2.75% - 3.25% (midpoint of 3.0%)
- EPS guidance of $0.30 - $0.40 (midpoint of $0.35)
- **EBITDA guidance of $64 million - $70 million (midpoint of $67 million)**
  - **Adjusted EBITDA margin guidance of 6.5% - 6.9% (midpoint of 6.7%)**

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stoneridge.com © 2024 Appendix Materials

stoneridge.com © 2024 Appendix 17 Balance Sheets December 31, 2023 March 31, 2024(in thousands) (Unaudited) ASSETS Current assets: $ 40,841$ 48,440Cash and cash equivalents 166,545170,296Accounts receivable, less reserves of $932 and $1,058, respectively 187,758179,891Inventories, net 34,24632,716Prepaid expenses and other current assets 429,390431,343Total current assets Long-term assets: 110,126106,170Property, plant and equipment, net 47,31445,270Intangible assets, net 35,29534,488Goodwill 10,7959,552Operating lease right-of-use asset 46,98048,589Investments and other long-term assets, net 250,510244,069Total long-term assets $ 679,900$ 675,412Total assets LIABILITIES AND SHAREHOLDERS' EQUITY Current liabilities: $ 2,113$ 2,077Current portion of debt 111,925109,222Accounts payable 64,20368,947Accrued expenses and other current liabilities 178,241180,246Total current liabilities Long-term liabilities: 189,346194,420Revolving credit facility 7,2246,849Deferred income taxes 7,6846,594Operating lease long-term liability 9,68810,047Other long-term liabilities 213,942217,910Total long-term liabilities Shareholders' equity: ——Preferred Shares, without par value, 5,000 shares authorized, none issued —— Common Shares, without par value, 60,000 shares authorized, 28,966 and 28,966 shares issued and 27,667 and 27,549 shares outstanding at March 31, 2024 and December 31, 2023, respectively, with no stated value 227,340223,856Additional paid-in capital (43,344)(39,386) Common Shares held in treasury, 1,299 and 1,417 shares at March 31, 2024 and December 31, 2023, respectively, at cost 196,509190,383Retained earnings (92,788)(97,597)Accumulated other comprehensive loss 287,717277,256Total shareholders' equity $ 679,900$ 675,412Total liabilities and shareholders' equity

stoneridge.com © 2024 Appendix 18 Income Statement Three months ended March 31, 20232024(in thousands, except per share data) $ 241,325$ 239,157Net sales Costs and expenses: 198,523190,800Cost of goods sold 29,86330,423Selling, general and administrative 16,96817,603Design and development (4,029)331Operating income (loss) 2,7463,634Interest expense, net 171277Equity in loss of investee 1,1482,036Other expense, net (8,094)(5,616)Loss before income taxes (708)510Provision (benefit) for income taxes $ (7,386)$ (6,126)Net loss Loss per share: $ (0.27)$ (0.22)Basic $ (0.27)$ (0.22)Diluted Weighted-average shares outstanding: 27,34927,529Basic 27,34927,529Diluted

stoneridge.com © 2024 Appendix 19 Statements of Cash Flows 20232024Three months ended March 31, (in thousands) OPERATING ACTIVITIES: $ (7,386)$ (6,126)Net loss Adjustments to reconcile net loss to net cash provided by (used for) operating activities: 6,5736,601Depreciation 1,9462,164Amortization, including accretion and write-off of deferred financing costs (2,536)(2,279)Deferred income taxes 171277Loss of equity method investee (886)266Loss (gain) on sale of fixed assets 691,092Share-based compensation expense 34230Excess tax deficiency related to share-based compensation expense Changes in operating assets and liabilities: (16,833)(6,676)Accounts receivable, net (15,228)3,699Inventories, net 1,9431,377Prepaid expenses and other assets 21,264(709)Accounts payable 1,6879,193Accrued expenses and other liabilities (9,182)9,109Net cash provided by (used for) operating activities INVESTING ACTIVITIES: (10,110)(5,795)Capital expenditures, including intangibles 1,35581Proceeds from sale of fixed assets (8,755)(5,714)Net cash used for investing activities FINANCING ACTIVITIES: 8,00030,500Revolving credit facility borrowings (8,568)(24,500)Revolving credit facility payments 8,1487,798Proceeds from issuance of debt (8,475)(7,790)Repayments of debt (1,224)(620)Repurchase of Common Shares to satisfy employee tax withholding (2,119)5,388Net cash provided by (used for) financing activities 423(1,184)Effect of exchange rate changes on cash and cash equivalents (19,633)7,599Net change in cash and cash equivalents 54,79840,841Cash and cash equivalents at beginning of period $ 35,165$ 48,440Cash and cash equivalents at end of period Supplemental disclosure of cash flow information: $ 2,494$ 4,194Cash paid for interest, net $ 2,611$ 2,653Cash paid for income taxes, net

Stoneridge

Appendix

Segment Reporting

	Three months ended March 31, 2024	2023
Net Sales:		
Control Devices	$ 77,158	$ 85,942
Inter-segment sales	831	734
Control Devices net sales	77,989	86,676
Electronics	149,783	141,127
Inter-segment sales	6,341	8,516
Electronics net sales	156,124	149,643
Stoneridge Brazil	12,216	14,256
Inter-segment sales	—	—
Stoneridge Brazil net sales	12,216	14,256
Eliminations	(7,172)	(9,250)
Total net sales	$ 239,157	$ 241,325
Operating Income (Loss):		
Control Devices	$ 2,164	$ 2,087
Electronics	7,089	1,400
Stoneridge Brazil	204	1,343
Unallocated Corporate (A)	(9,126)	(8,859)
Total operating income (loss)	$ 331	$ (4,029)
Depreciation and Amortization:		
Control Devices	$ 2,863	$ 3,174
Electronics	3,861	3,464
Stoneridge Brazil	1,276	1,085
Unallocated Corporate	584	602
Total depreciation and amortization (B)	$ 8,584	$ 8,325
Interest Expense (Income), net:		
Control Devices	$ —	$ 18
Electronics	603	485
Stoneridge Brazil	(370)	(270)
Unallocated Corporate	3,401	2,513
Total interest expense, net	$ 3,634	$ 2,746
Capital Expenditures:		
Control Devices	$ 1,517	$ 1,956
Electronics	1,377	6,207
Stoneridge Brazil	940	636
Unallocated Corporate (C)	434	112
Total capital expenditures	$ 4,268	$ 8,911

(A) Unallocated Corporate expenses include, among other items, accounting/finance, human resources, information technology and legal costs as well as share-based compensation.

(B) These amounts represent depreciation and amortization on a property, plant and equipment and certain intangible assets.

(C) Assets located at Corporate consist primarily of cash, intercompany receivables, fixed and leased assets for the headquarter building, information technology assets, equity investments and investments in subsidiaries

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stoneridge.com © 2024 Reconciliations to US GAAP

stoneridge.com © 2024 US GAAP Reconciliations US GAAP Reconciliations 22 This document contains information about Stoneridge's financial results which is not presented in accordance with accounting principles generally accepted in the United States ("GAAP"). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures in the appendix of this document. The provision of these non-GAAP financial measures is not intended to indicate that Stoneridge is explicitly or implicitly providing projections on those non- GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the Company at the date of this document and the adjustments that management can reasonably predict.

stoneridge.com © 2024 US GAAP Reconciliations 23 US GAAP Reconciliations Reconciliation of Q1 2023 Adjusted EPS Q1 2023 EPSQ1 2023(USD in millions, except EPS) $ (0.27)$ (7.4)Net Loss 0.041.0Add: After-Tax Business Realignment Costs (0.02)(0.6)Less: After-Tax Gain on Disposal of Fixed Assets —0.1Add: After-Tax Environmental Remediation Costs $ (0.25)$ (6.9)Adjusted Net Loss

stoneridge.com © 2024 US GAAP Reconciliations 24 US GAAP Reconciliations Reconciliation of Adjusted Gross Profit Q1 2024Q1 2023(USD in millions) $ 48.4$ 42.8Gross Profit —0.2Add: Pre-Tax Business Realignment Costs $ 48.4$ 43.0Adjusted Gross Profit

stoneridge.com © 2024 US GAAP Reconciliations 25 US GAAP Reconciliations Reconciliation of Adjusted Operating Income (Loss) Q1 2024Q1 2023(USD in millions) $ 0.3$ (4.0)Operating Income (Loss) —1.3Add: Pre-Tax Business Realignment Costs —(0.8)Less: Pre-Tax Gain on Disposal of Fixed Assets —0.1Add: Pre-Tax Environmental Remediation Costs $ 0.3$ (3.4)Adjusted Operating Income (Loss)

stoneridge.com © 2024 US GAAP Reconciliations 26 US GAAP Reconciliations Reconciliation of Adjusted EBITDA Q1 2024Q4 2023Q3 2023Q2 2023Q1 2023(USD in millions) $ (5.6)$ 3.2$ 4.4$ (1.5)$ (8.1)Income (Loss) Before Tax 3.63.83.33.12.7Interest expense, net 8.68.48.58.48.3Depreciation and amortization $ 6.6$ 15.5$ 16.2$ 10.0$ 3.0EBITDA —0.11.21.91.3Add: Pre-Tax Business Realignment Costs ————(0.8)Less: Pre-Tax Gain on Disposal of Fixed Assets ————0.1Add: Pre-Tax Environmental Remediation Costs ——(0.5)——Add: Pre-Tax Brazilian Indirect Tax Credits, Net $ 6.6$ 15.6$ 17.0$ 11.9$ 3.6Adjusted EBITDA

stoneridge.com © 2024 US GAAP Reconciliations 27 US GAAP Reconciliations Reconciliation of Control Devices Adjusted Operating Income Q1 2024Q1 2023(USD in millions) $ 2.2$ 2.1Control Devices Operating Income —(0.8)Less: Pre-Tax Gain on Disposal of Fixed Assets —0.1Add: Pre-Tax Environmental Remediation Costs $ 2.2$ 1.4Control Devices Adjusted Operating Income Reconciliation of Electronics Adjusted Operating Income Q1 2024Q1 2023(USD in millions) $ 7.1$ 1.4Electronics Operating Income —0.3Add: Pre-Tax Business Realignment Costs $ 7.1$ 1.7Electronics Adjusted Operating Income

stoneridge.com © 2024 US GAAP Reconciliations 28 US GAAP Reconciliations Reconciliation of Adjusted Sales Q1 2024Q1 2023(USD in millions) $ 239.2$ 241.3Sales —(9.1)Less: Sales from Spot Purchases Recoveries $ 239.2$ 232.2Adjusted Sales Reconciliation of Electronics Adjusted Sales Q1 2024Q1 2023(USD in millions) $ 156.1$ 149.6Electronics Sales —(9.1)Less: Sales from Spot Purchases Recoveries $ 156.1$ 140.5Electronics Adjusted Sales

US GAAP
Reconciliations

US GAAP
Reconciliations

Reconciliation of Adjusted EBITDA for Compliance Calculation

(USD in millions)	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024
Income (Loss) Before Tax	$ (8.1)	$ (1.5)	$ 4.4	3.2	(5.6)
Interest Expense, net	2.7	3.1	3.3	3.8	3.6
Depreciation and Amortization	8.3	8.4	8.5	8.4	8.6
EBITDA	**$ 3.0**	**$ 10.0**	**$ 16.2**	**$ 15.5**	**$ 6.6**
Compliance adjustments:					
Add: Non-Cash Impairment Charges and Write-offs or Write Downs	—	—	—	—	0.2
Add: Adjustments from Foreign Currency Impact	1.4	3.1	0.4	(0.7)	2.2
Add: Extraordinary, Non-recurring or Unusual Items	0.2	—	0.5	—	—
Add: Cash Restructuring Charges	1.4	0.5	0.1	0.3	1.6
Add: Charges for Transactions, Amendments, and Refinances	—	—	—	0.3	—
Add: Adjustment to Autotech Fund II Investment	0.2	0.3	0.1	(0.1)	0.3
Adjusted EBITDA (Compliance)	**$ 6.1**	**$ 13.9**	**$ 17.4**	**$ 15.3**	**$ 10.9**
Adjusted TTM EBITDA (Compliance)				**$ 52.7**	**$ 57.5**

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stoneridge.com © 2024 US GAAP Reconciliations 30 US GAAP Reconciliations Reconciliation of Adjusted Cash for Compliance Calculation Q1 2024Q4 2023(USD in millions) $ 48.4$ 40.8Total Cash and Cash Equivalents (14.8)(12.8)Less: 35% Cash Foreign Locations $ 33.6$ 28.0Total Adjusted Cash (Compliance) Reconciliation of Adjusted Debt for Compliance Calculation Q1 2024Q4 2023(USD in millions) $ 196.5$ 191.5Total Debt 1.61.6Outstanding Letters of Credit $ 198.1$ 193.0Total Adjusted Debt (Compliance) $ 164.5$ 165.0Adjusted Net Debt (Compliance) 2.86x3.13xCompliance Leverage Ratio (Net Debt / TTM EBITDA)

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